NetCurrents, Inc.

December 27, 2000

VIA FACSIMILE

Brown Simpson Partners I, Ltd.
152 West 57th Street, 21st Floor
New York, New York  10019
Attn:  Peter D. Greene

Brown Simpson Partners I, Ltd.:

Reference is made to each of the Warrants set forth on Schedule I hereto (each a "Warrant," collectively, the "Warrants") issued by NetCurrents, Inc., a Delaware corporation (the "Company") to Brown Simpson Partners I, Ltd. (the "Holder").

The Company hereby acknowledges and agrees that Section 4 of each Warrant shall be null and void and of no further effect, and replaced in its entirety with the following:

"4. Exercise Price. The initial per share exercise price of this Warrant, representing the price per share at which each share of Common Stock issuable upon the exercise of this Warrant may be purchased, is $1.00, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof ("Exercise Price")."

The Company further acknowledges and agrees that Section 8 of each Warrant shall be null and void and of no further effect, and replaced in its entirety with the following:

"8. Mandatory Exercise. If, at any time after the Initial Registration Statement has been declared effective, the Per Share Market Value equals or exceeds the respective price set forth below (each a "Mandatory Exercise Price") for any period of ten (10) consecutive Trading Days (each a "Mandatory Exercise Period") then, so long as (i) any Registration Statement (including the Initial Registration Statement) required to be effective pursuant to the Registration Rights Agreement is then in effect, (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full exercise of the Warrants and (iii) the Company is not, and during any Mandatory Exercise Period has not been, in breach of Section 6 hereof, the Registered Owner shall be required to exercise the Warrant for that number of Shares subject to that particular mandatory exercise (each a "Mandatory Exercise") in accordance with the provisions of Section 6 hereof. This Warrant shall be exercised pursuant to each Mandatory Exercise on no later than the third (3rd) Business Day following such Mandatory Exercise Period.

         Mandatory                         Number of Warrants Subject to
      Exercise Price                            Mandatory Exercise
      --------------                            ------------------

        $2.125                                         874,500
        $2.50                                          874,500
        $2.75                                          874,500
        $3.00                                          874,500"


The Company further acknowledges and agrees that Section 9 of each Warrant shall be null and void and of no further effect, and replaced in its entirety with the following:

"9. Restriction on Exercise by Either the Registered Owner or the Company. Notwithstanding anything herein to the contrary, in no event shall the Registered Owner or the Company have the right or be required to exercise this Warrant if as a result of such exercise the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and is Affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 9 may be waived by a Registered Owner as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 9 shall continue to apply until such 65th day (or later, if stated in the notice of waiver)."

All provisions of the Warrants, except as set forth herein, shall remain in full force and effect and the current registration statement for the Warrants, which is presently effective, shall remain effective in accordance with the terms of the Registration Rights Agreement dated March 3, 2000, among the Company and the purchasers as set forth therein.

The Company further acknowledges and agrees that, if requested by the Holder at any time, it will cancel the Warrants and immediately issue new warrants reflecting the changes set forth herein, but acknowledges that such new warrants are not necessary for the exercise of the Warrants in accordance with the provisions set forth herein and therein.

                                        NETCURRENTS, INC.



                                        -------------------------------------
                                        Name:
                                        Title:

Acknowledged and Agreed:

BROWN SIMPSON PARTNERS I, LTD.



Name:    Peter D. Greene
Title:   Attorney-in-Fact


                                   SCHEDULE I
                                   ----------
 Warrant                                                   Number of
   No.                   Registered Owner                   Shares
   ---                   ----------------                   ------

   A-1            Brown Simpson Partners I, Ltd.             757,900
   B-1            Brown Simpson Partners I, Ltd.             757,900
   C-1            Brown Simpson Partners I, Ltd.             757,900
   A-2            Brown Simpson Partners I, Ltd.             408,100
   B-2            Brown Simpson Partners I, Ltd.             408,100
   C-2            Brown Simpson Partners I, Ltd.             408,100

